Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS SECOND QUARTER 2026 RESULTS

DOWNERS GROVE, Ill., July 23, 2026 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the second quarter ended June 30, 2026. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions, except per share data)*	2026	2025	% Change*	2026	2025	% Change*
U.S. GAAP
Revenue	$2,190	$2,050	7%	$4,244	$3,916	8%
Earnings from continuing operations	313	280	12%	551	519	6%
Diluted EPS from continuing operations	2.31	2.03	14%	4.06	3.76	8%

Non-GAAP
Organic revenue change			5%			5%
Adjusted earnings from continuing operations [1]	372	337	10%	681	620	10%
Adjusted diluted EPS from continuing operations	2.74	2.44	12%	5.02	4.49	12%
1 Q2 and year-to-date 2026 and 2025 adjusted earnings from continuing operations exclude after-tax purchase accounting expenses, restructuring and other costs, and gain on dispositions.
* Totals, change and per share data may be impacted by rounding.

For the quarter ended June 30, 2026, Dover generated revenue of $2.2 billion, an increase of 7% (+5% organic). GAAP earnings from continuing operations of $313 million increased by 12%, and GAAP diluted EPS from continuing operations of $2.31 was up 14%. On an adjusted basis, earnings from continuing operations of $372 million were up 10% and adjusted diluted EPS from continuing operations of $2.74 was up 12%.

For the six months ended June 30, 2026, Dover generated revenue of $4.2 billion, an increase of 8% (+5% organic). GAAP earnings from continuing operations of $551 million increased by 6%, and GAAP diluted EPS from continuing operations of $4.06 was up 8%. On an adjusted basis, earnings from continuing operations of $681 million were up 10% and adjusted diluted EPS from continuing operations of $5.02 was up 12%.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, "Dover delivered another strong quarter of double-digit earnings per share growth. Top-line performance was led by our secular-growth-exposed markets — which now account for approximately 25% of the total portfolio — and was complemented by broad-based, constructive trading conditions across the portfolio. Notably, all five segments delivered positive organic growth in the quarter, underscoring the breadth and durability of demand. Margin performance was solid, as continued operational execution on incremental volumes more than offset input cost inflation.

"Bookings outpaced shipments and grew double digits in the quarter, extending the streak of exceptional order rate momentum our businesses have posted over the past several quarters. The strength and breadth of our order book provide improved visibility to our second half outlook.

"Our balance sheet remains a competitive advantage, and we continue to invest capital behind our businesses. During the quarter, we advanced capacity-expansion projects to support growth and productivity investments to drive margins across the portfolio. Industrial M&A markets have improved this year, and our acquisition pipeline has a number of interesting opportunities in attractive end markets.

"As we look to the back half of the year, we are well positioned to drive continued value creation for our shareholders. The underlying strength of our order book, together with the flexibility of our business model and the optionality of our balance sheet, afford us the ability to respond dynamically to market conditions and quickly capitalize on opportunities as they arise. Accordingly, we are raising our full-year adjusted EPS guidance."

FULL YEAR 2026 GUIDANCE:

In 2026, Dover expects to generate GAAP EPS in the range of $8.94 to $9.14 (adjusted EPS of $10.55 to $10.75), based on full year revenue growth of 6% to 8% (organic growth of 4% to 6%).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its second quarter results at 9:30 A.M. Eastern Time (8:30 A.M. Central Time) on Thursday, July 23, 2026. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 70 years, our team of approximately 24,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV."

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate; supply chain constraints and labor shortages that could result in production stoppages; inflation in material input costs and freight logistics; the impacts of natural or human-induced disasters, acts of war, terrorism, international conflicts, and public health crises or other future pandemics on the global economy and on our customers, suppliers, employees, business and cash flows; changes in customer demand and capital spending; competitive factors and pricing pressures; our ability to develop and launch new products in a cost-effective manner; changes in law, including the effect of tax laws and developments with respect to trade policy and tariffs; our ability to identify, consummate and successfully integrate and realize synergies from newly acquired businesses; acquisition valuation levels; the impact of interest rate and currency exchange rate fluctuations;

capital allocation plans and changes in those plans, including with respect to dividends, share repurchases, investments in research and development, capital expenditures and acquisitions; our ability to effectively deploy capital resulting from dispositions; our ability to derive expected benefits from restructurings, productivity initiatives and other cost reduction actions; the impact of legal compliance risks and litigation, including with respect to product quality and safety, cybersecurity and privacy; and our ability to capture and protect intellectual property rights. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - SECOND QUARTER 2026

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$2,190,021	$2,049,592	$4,243,644	$3,915,651
Cost of goods and services	1,309,415	1,231,330	2,564,903	2,351,889
Gross profit	880,606	818,262	1,678,741	1,563,762
Selling, general and administrative expenses	488,819	463,665	981,045	912,856
Operating earnings	391,787	354,597	697,696	650,906
Interest expense	29,058	26,791	58,580	54,399
Interest income	(14,522)	(17,935)	(28,582)	(38,189)
Gain on dispositions	—	(2,176)	—	(4,644)
Other income, net	(10,447)	(4,180)	(18,902)	(8,138)
Earnings before provision for income taxes	387,698	352,097	686,600	647,478
Provision for income taxes	75,153	71,967	135,306	128,107
Earnings from continuing operations	312,545	280,130	551,294	519,371
Loss from discontinued operations, net	(299)	(1,066)	(615)	(9,486)
Net earnings	$312,246	$279,064	$550,679	$509,885

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2026			2025
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2025
Basic earnings (loss) per share:
Continuing operations	$1.77	$2.32	$4.09	$1.74	$2.04	$3.78	$2.21	$2.02	$8.01
Discontinued operations	$—	$—	$—	$(0.06)	$(0.01)	$(0.07)	$(0.01)	$0.05	$(0.03)
Net earnings	$1.77	$2.32	$4.08	$1.68	$2.03	$3.71	$2.20	$2.07	$7.99

Diluted earnings (loss) per share:
Continuing operations	$1.76	$2.31	$4.06	$1.73	$2.03	$3.76	$2.20	$2.01	$7.97
Discontinued operations	$—	$—	$—	$(0.06)	$(0.01)	$(0.07)	$(0.01)	$0.05	$(0.03)
Net earnings	$1.75	$2.30	$4.06	$1.67	$2.02	$3.69	$2.19	$2.06	$7.94

Net earnings (loss) and weighted average shares used in calculated earnings (loss) per share amounts are as follows:
Continuing operations	$238,749	$312,545	$551,294	$239,241	$280,130	$519,371	$303,292	$274,766	$1,097,429
Discontinued operations	(316)	(299)	(615)	(8,420)	(1,066)	(9,486)	(1,296)	7,309	(3,473)
Net earnings	$238,433	$312,246	$550,679	$230,821	$279,064	$509,885	$301,996	$282,075	$1,093,956

Weighted average shares outstanding:
Basic	134,977	134,759	134,869	137,267	137,226	137,261	137,236	135,993	136,935
Diluted	135,895	135,553	135,725	138,260	137,974	138,132	138,029	136,826	137,777

Dividends paid per common share	$0.52	$0.52	$1.04	$0.515	$0.515	$1.03	$0.52	$0.52	$2.07

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2026			2025
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2025
REVENUE
Engineered Products	$266,639	$283,481	$550,120	$254,646	$275,944	$530,590	$279,705	$275,549	$1,085,844
Clean Energy & Fueling	554,809	594,959	1,149,768	491,148	546,097	1,037,245	541,368	551,894	2,130,507
Imaging & Identification	285,420	305,101	590,521	280,090	292,009	572,099	299,100	302,244	1,173,443
Pumps & Process Solutions	537,810	552,709	1,090,519	493,573	520,554	1,014,127	550,920	583,623	2,148,670
Climate & Sustainability Technologies	411,060	455,097	866,157	347,888	416,151	764,039	408,529	387,273	1,559,841
Intersegment eliminations	(2,115)	(1,326)	(3,441)	(1,286)	(1,163)	(2,449)	(1,781)	(1,504)	(5,734)
Total consolidated revenue	$2,053,623	$2,190,021	$4,243,644	$1,866,059	$2,049,592	$3,915,651	$2,077,841	$2,099,079	$8,092,571

EARNINGS FROM CONTINUING OPERATIONS
Segment Earnings:
Engineered Products	$44,991	$57,798	$102,789	$44,114	$53,511	$97,625	$57,483	$62,158	$217,266
Clean Energy & Fueling	99,041	128,546	227,587	85,644	107,771	193,415	118,665	105,990	418,070
Imaging & Identification	77,457	84,976	162,433	77,575	76,937	154,512	81,772	78,451	314,735
Pumps & Process Solutions	169,492	178,848	348,340	151,275	159,504	310,779	168,565	172,256	651,600
Climate & Sustainability Technologies	63,995	75,826	139,821	52,119	77,262	129,381	76,002	60,264	265,647
Total segment earnings	454,976	525,994	980,970	410,727	474,985	885,712	502,487	479,119	1,867,318
Purchase accounting expenses [1]	54,579	51,591	106,170	49,104	51,123	100,227	59,381	58,837	218,445
Restructuring and other costs [2]	36,795	24,635	61,430	9,397	23,210	32,607	15,913	29,466	77,986
Gain on dispositions [3]	—	—	—	(2,468)	(2,176)	(4,644)	—	—	(4,644)
Corporate expense / other [4]	49,238	47,534	96,772	51,959	41,875	93,834	31,515	39,190	164,539
Interest expense	29,522	29,058	58,580	27,608	26,791	54,399	27,239	28,134	109,772
Interest income	(14,060)	(14,522)	(28,582)	(20,254)	(17,935)	(38,189)	(17,804)	(17,039)	(73,032)
Earnings before provision for income taxes	298,902	387,698	686,600	295,381	352,097	647,478	386,243	340,531	1,374,252
Provision for income taxes	60,153	75,153	135,306	56,140	71,967	128,107	82,951	65,765	276,823
Earnings from continuing operations	$238,749	$312,545	$551,294	$239,241	$280,130	$519,371	$303,292	$274,766	$1,097,429

SEGMENT EARNINGS MARGIN
Engineered Products	16.9%	20.4%	18.7%	17.3%	19.4%	18.4%	20.6%	22.6%	20.0%
Clean Energy & Fueling	17.9%	21.6%	19.8%	17.4%	19.7%	18.6%	21.9%	19.2%	19.6%
Imaging & Identification	27.1%	27.9%	27.5%	27.7%	26.3%	27.0%	27.3%	26.0%	26.8%
Pumps & Process Solutions	31.5%	32.4%	31.9%	30.6%	30.6%	30.6%	30.6%	29.5%	30.3%
Climate & Sustainability Technologies	15.6%	16.7%	16.1%	15.0%	18.6%	16.9%	18.6%	15.6%	17.0%
Total segment earnings margin	22.2%	24.0%	23.1%	22.0%	23.2%	22.6%	24.2%	22.8%	23.1%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[3] Gain on dispositions, including post-closing adjustments.
[4] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)
Non-GAAP Reconciliations

	2026			2025
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2025
Adjusted earnings from continuing operations:
Earnings from continuing operations	$238,749	$312,545	$551,294	$239,241	$280,130	$519,371	$303,292	$274,766	$1,097,429
Purchase accounting expenses, pre-tax [1]	54,579	51,591	106,170	49,104	51,123	100,227	59,381	58,837	218,445
Purchase accounting expenses, tax impact [2]	(12,692)	(11,704)	(24,396)	(10,919)	(11,367)	(22,286)	(14,067)	(14,134)	(50,487)
Restructuring and other costs, pre-tax [3]	36,795	24,635	61,430	9,397	23,210	32,607	15,913	29,466	77,986
Restructuring and other costs, tax impact [2]	(8,048)	(5,375)	(13,423)	(1,887)	(4,642)	(6,529)	(3,230)	(5,608)	(15,367)
Gain on dispositions, pre-tax [4]	—	—	—	(2,468)	(2,176)	(4,644)	—	—	(4,644)
Gain on dispositions, tax-impact [2]	—	—	—	689	435	1,124	—	—	1,124
Adjusted earnings from continuing operations	$309,383	$371,692	$681,075	$283,157	$336,713	$619,870	$361,289	$343,327	$1,324,486

Adjusted diluted earnings per share from continuing operations:
Diluted earnings per share from continuing operations	$1.76	$2.31	$4.06	$1.73	$2.03	$3.76	$2.20	$2.01	$7.97
Purchase accounting expenses, pre-tax [1]	0.40	0.38	0.78	0.36	0.37	0.73	0.43	0.43	1.59
Purchase accounting expenses, tax impact [2]	(0.09)	(0.09)	(0.18)	(0.08)	(0.08)	(0.16)	(0.10)	(0.10)	(0.37)
Restructuring and other costs, pre-tax [3]	0.27	0.18	0.45	0.07	0.17	0.24	0.12	0.22	0.57
Restructuring and other costs, tax impact [2]	(0.06)	(0.04)	(0.10)	(0.01)	(0.03)	(0.05)	(0.02)	(0.04)	(0.11)
Gain on dispositions, pre-tax [4]	—	—	—	(0.02)	(0.02)	(0.03)	—	—	(0.03)
Gain on dispositions, tax-impact [2]	—	—	—	—	—	0.01	—	—	0.01
Adjusted diluted earnings per share from continuing operations	$2.28	$2.74	$5.02	$2.05	$2.44	$4.49	$2.62	$2.51	$9.61

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges. Q1 2026, Q2 2026 and YTD 2026 includes other costs of $3.0 million, $4.3 million and $7.3 million, respectively, associated with a footprint reduction in our Climate & Sustainability Technologies segment. Q2 2025, Q3 2025, Q4 2025 and FY 2025 include other costs of $1.9 million, $1.8 million, $2.6 million and $6.3 million, respectively, associated with a footprint reduction within our Climate & Sustainability Technologies segment. Q2 2025 and FY 2025 include other costs of $4.0 million associated with a product line exit within our Climate & Sustainability Technologies segment.

[4] Gain on dispositions, including post-closing adjustments.
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2026			2025
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2025
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$44,991	$57,798	$102,789	$44,114	$53,511	$97,625	$57,483	$62,158	$217,266
Other depreciation and amortization [1]	5,486	5,447	10,933	4,800	5,141	9,941	5,736	5,818	21,495
Adjusted segment EBITDA [2]	50,477	63,245	113,722	48,914	58,652	107,566	63,219	67,976	238,761
Adjusted segment EBITDA margin [2]	18.9%	22.3%	20.7%	19.2%	21.3%	20.3%	22.6%	24.7%	22.0%

Clean Energy & Fueling:
Segment earnings	$99,041	$128,546	$227,587	$85,644	$107,771	$193,415	$118,665	$105,990	$418,070
Other depreciation and amortization [1]	8,552	9,111	17,663	8,578	8,961	17,539	8,582	8,685	34,806
Adjusted segment EBITDA [2]	107,593	137,657	245,250	94,222	116,732	210,954	127,247	114,675	452,876
Adjusted segment EBITDA margin [2]	19.4%	23.1%	21.3%	19.2%	21.4%	20.3%	23.5%	20.8%	21.3%

Imaging & Identification:
Segment earnings	$77,457	$84,976	$162,433	$77,575	$76,937	$154,512	$81,772	$78,451	$314,735
Other depreciation and amortization [1]	4,208	4,373	8,581	4,093	4,229	8,322	4,091	5,155	17,568
Adjusted segment EBITDA [2]	81,665	89,349	171,014	81,668	81,166	162,834	85,863	83,606	332,303
Adjusted segment EBITDA margin [2]	28.6%	29.3%	29.0%	29.2%	27.8%	28.5%	28.7%	27.7%	28.3%

Pumps & Process Solutions:
Segment earnings	$169,492	$178,848	$348,340	$151,275	$159,504	$310,779	$168,565	$172,256	$651,600
Other depreciation and amortization [1]	14,012	14,004	28,016	12,601	13,131	25,732	14,256	14,238	54,226
Adjusted segment EBITDA [2]	183,504	192,852	376,356	163,876	172,635	336,511	182,821	186,494	705,826
Adjusted segment EBITDA margin [2]	34.1%	34.9%	34.5%	33.2%	33.2%	33.2%	33.2%	32.0%	32.8%

Climate & Sustainability Technologies:
Segment earnings	$63,995	$75,826	$139,821	$52,119	$77,262	$129,381	$76,002	$60,264	$265,647
Other depreciation and amortization [1]	8,069	8,001	16,070	7,325	7,605	14,930	7,558	7,856	30,344
Adjusted segment EBITDA [2]	72,064	83,827	155,891	59,444	84,867	144,311	83,560	68,120	295,991
Adjusted segment EBITDA margin [2]	17.5%	18.4%	18.0%	17.1%	20.4%	18.9%	20.5%	17.6%	19.0%

Total Segments:
Total segment earnings [2,3]	$454,976	$525,994	$980,970	$410,727	$474,985	$885,712	$502,487	$479,119	$1,867,318
Other depreciation and amortization [1]	40,327	40,936	81,263	37,397	39,067	76,464	40,223	41,752	158,439
Total Adjusted segment EBITDA [2]	495,303	566,930	1,062,233	448,124	514,052	962,176	542,710	520,871	2,025,757
Total Adjusted segment EBITDA margin [2]	24.1%	25.9%	25.0%	24.0%	25.1%	24.6%	26.1%	24.8%	25.0%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Measures Definitions section for definition.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to earnings from continuing operations.

DOVER CORPORATION
QUARTERLY EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2026			2025
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2025
Earnings from continuing operations	$238,749	$312,545	$551,294	$239,241	$280,130	$519,371	$303,292	$274,766	$1,097,429
Provision for income taxes	60,153	75,153	135,306	56,140	71,967	128,107	82,951	65,765	276,823
Earnings before provision for income taxes	298,902	387,698	686,600	295,381	352,097	647,478	386,243	340,531	1,374,252
Interest income	(14,060)	(14,522)	(28,582)	(20,254)	(17,935)	(38,189)	(17,804)	(17,039)	(73,032)
Interest expense	29,522	29,058	58,580	27,608	26,791	54,399	27,239	28,134	109,772
Corporate expense / other [1]	49,238	47,534	96,772	51,959	41,875	93,834	31,515	39,190	164,539
Gain on dispositions [2]	—	—	—	(2,468)	(2,176)	(4,644)	—	—	(4,644)
Restructuring and other costs [3]	36,795	24,635	61,430	9,397	23,210	32,607	15,913	29,466	77,986
Purchase accounting expenses [4]	54,579	51,591	106,170	49,104	51,123	100,227	59,381	58,837	218,445
Total segment earnings [5]	454,976	525,994	980,970	410,727	474,985	885,712	502,487	479,119	1,867,318
Add: Other depreciation and amortization [6]	40,327	40,936	81,263	37,397	39,067	76,464	40,223	41,752	158,439
Total adjusted segment EBITDA [5]	$495,303	$566,930	$1,062,233	$448,124	$514,052	$962,176	$542,710	$520,871	$2,025,757

[1] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

[2] Gain on dispositions, including post-closing adjustments.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[4] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[5] Refer to Non-GAAP Measures Definitions section for definition.
[6] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)

Non-GAAP Reconciliations

Revenue Growth Factors

	2026
	Q2	Q2 YTD
Organic
Engineered Products	2.1%	2.1%
Clean Energy & Fueling	8.6%	9.8%
Imaging & Identification	2.9%	(0.1)%
Pumps & Process Solutions	0.4%	(0.2)%
Climate & Sustainability Technologies	8.3%	11.5%
Total Organic	4.8%	5.0%
Acquisitions	1.2%	1.5%
Currency translation	0.9%	1.9%
Total*	6.9%	8.4%
* Totals may be impacted by rounding.

	2026
	Q2	Q2 YTD
Organic
United States	7.9%	9.9%
Europe	(5.0)%	(4.6)%
Asia	8.5%	2.0%
Other Americas	8.8%	5.9%
Other	(0.9)%	(2.0)%
Total Organic	4.8%	5.0%
Acquisitions	1.2%	1.5%
Currency translation	0.9%	1.9%
Total*	6.9%	8.4%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation*
	Range
2026 Guidance for Earnings per Share from Continuing Operations (GAAP)	$8.94		$9.14
Purchase accounting expenses, net		1.20
Restructuring and other costs, net		0.41
2026 Guidance for Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$10.55		$10.75

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2026			2025
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2025
Net Cash Flows Provided By (Used In):
Operating activities	$190,997	$236,171	$427,168	$157,474	$212,340	$369,814	$424,245	$543,946	$1,338,005
Investing activities	(61,660)	(44,181)	(105,841)	(74,186)	(681,584)	(755,770)	(58,857)	(71,967)	(886,594)
Financing activities	(161,451)	(73,586)	(235,037)	(122,234)	(84,235)	(206,469)	(73,878)	(344,523)	(624,870)

Quarterly Free Cash Flow (Non-GAAP)

	2026			2025
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2025
Cash flow from operating activities	$190,997	$236,171	$427,168	$157,474	$212,340	$369,814	$424,245	$543,946	$1,338,005
Less: Capital expenditures	(59,808)	(47,783)	(107,591)	(48,192)	(60,932)	(109,124)	(54,150)	(56,989)	(220,263)
Free cash flow	$131,189	$188,388	$319,577	$109,282	$151,408	$260,690	$370,095	$486,957	$1,117,742

Cash flow from operating activities as a percentage of revenue	9.3%	10.8%	10.1%	8.4%	10.4%	9.4%	20.4%	25.9%	16.5%

Cash flow from operating activities as a percentage of adjusted earnings from continuing operations	61.7%	63.5%	62.7%	55.6%	63.1%	59.7%	117.4%	158.4%	101.0%

Free cash flow as a percentage of revenue	6.4%	8.6%	7.5%	5.9%	7.4%	6.7%	17.8%	23.2%	13.8%

Free cash flow as a percentage of adjusted earnings from continuing operations	42.4%	50.7%	46.9%	38.6%	45.0%	42.1%	102.4%	141.8%	84.4%

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2026			2025
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2025
BOOKINGS

Engineered Products	$294,009	$277,148	$571,157	$264,538	$276,571	$541,109	$273,278	$281,237	$1,095,624
Clean Energy & Fueling	615,197	602,624	1,217,821	543,859	526,819	1,070,678	509,553	587,041	2,167,272
Imaging & Identification	312,646	302,771	615,417	288,169	292,092	580,261	292,229	302,047	1,174,537
Pumps & Process Solutions	597,578	590,020	1,187,598	499,287	530,158	1,029,445	510,960	500,779	2,041,184
Climate & Sustainability Technologies	646,960	560,272	1,207,232	395,623	384,246	779,869	415,099	470,081	1,665,049
Intersegment eliminations	(2,714)	(1,482)	(4,196)	(1,892)	(1,295)	(3,187)	(1,380)	(1,472)	(6,039)
Total consolidated bookings	$2,463,676	$2,331,353	$4,795,029	$1,989,584	$2,008,591	$3,998,175	$1,999,739	$2,139,713	$8,137,627

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted earnings from continuing operations, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for earnings from continuing operations, diluted earnings per share from continuing operations, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

The items described in our definitions herein, unless otherwise noted, relate solely to our continuing operations.

Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted earnings per share from continuing operations or adjusted earnings per share from continuing operations represents diluted earnings per share from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits and gain/loss on disposition.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted earnings from continuing operations equals free cash flow divided by adjusted earnings from continuing operations. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure pursuant to the exception provided in Item 10(e)(1)(i)(B) of Regulation S-K because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period and exclude de-bookings related to orders received in prior periods, if any. This metric is an important measure of performance and an indicator of revenue order trends.

We use the above operational metric in monitoring the performance of the business. We believe the operational metric is useful to investors and other users of our financial information in assessing the performance of our segments.